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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-54604) pertaining to the 1990 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Option Purchase Plan, (Form S-8, No. 33-70518) pertaining to the 1993 Nonqualified Stock Option Plan and Key Employee Warrants, (Form S-8, No. 33-71876) pertaining to the 1993 Key Employee Warrants, (Form S-8, No. 33-92270) pertaining to the 1994 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan, (Form S-8, No. 333-06419) pertaining to the 1996 Nonqualified Stock Option Plan, (Form S-8, No. 333-06415) pertaining to the Key Employee Restricted Stock Purchase Plan, (Form S-8, No. 333-28259) pertaining to the Key Employee Restricted Stock Purchase Plan, (Form S-3, No. 333-06555) pertaining to the registration of 70,000 shares issuable upon exercise of warrants, and (Form S-3, No. 333-22029) pertaining to the registration of 50,000 shares issuable upon exercise of warrants, of our reports dated July 29, 1997, with respect to the consolidated financial statements and schedule of Platinum Software Corporation, included in the Annual Report (Form 10-K) for the year ended June 30, 1997.

                                                              ERNST & YOUNG LLP

Orange County, California
September 26, 1997